Exhibit 10.4

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [ ], 2013.

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. THIS WARRANT MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS OR (C) TO AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE

501(a) UNDER THE U.S. SECURITIES ACT) IN A TRANSACTION THAT IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

WARRANT CERTIFICATE Warrants to

Purchase Common Shares of

METHYLGENE INC.

WARRANT CERTIFICATE NO. 2012-[ ]	[ ] WARRANTS entitling the holder to acquire, subject to adjustment, one common share for each whole Warrant represented hereby.

This certifies that, for value received, [ ] (the “Holder”) has acquired and is the registered holder of [ ] warrants (the “Warrants”) of MethylGene Inc. (the “Corporation”), giving the Holder the right to purchase, upon and subject to the terms and conditions hereinafter referred to, [ ] common shares of the Corporation (the “Common Shares”) at a price equal to $0.174 per share (the “Exercise Price Per Warrant”) on or before 5:00 P.M. (Eastern time) on [ ] (the “Exercise Period”).

1.                               The aforesaid right to purchase Common Shares may only be exercised by the Holder within the time required hereinbefore set out, in whole or in part, by (a) surrendering to the Corporation at the address for notice to the Corporation set out in Section 11, or at any other address which from time to time is the principal place of business of the Corporation, the Warrant Certificate, (b) duly completing in the manner indicated and executing the exercise notice in substantially the form attached hereto (the “Exercise Notice”), and (c) paying the appropriate purchase price in Canadian dollars for the Common Shares subscribed for together with requisite share transfer tax, if any, either by certified cheque or bank draft payable at par to the order of the Corporation. Upon compliance by the Holder with the exercise procedures in respect of a Warrant Certificate set forth above in items (a), (b) and (c) (the “Exercise Date”), the number of Common Shares subscribed for shall be deemed to have been issued and the person to whom such Common Shares are to be issued shall be deemed to have become the holder of record of such Common Shares on the Exercise Date. Within five days of the Exercise Date, the Corporation shall direct Computershare Investor Services Inc. (or any substitute transfer agent) to deliver, or shall itself deliver, to the Holder a share certificate for the appropriate number of Common Shares to which the Holder is entitled.

Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise the Warrants in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Corporation upon such exercise in payment of the aggregate Exercise Price Per Warrant (and in exchange for the surrender of the right to receive upon such exercise the Common Shares in excess of the “Net Number” of Common Shares, as described below), elect instead to receive upon such exercise the “Net Number” of Common Shares determined according to the following formula:

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of Common Shares with respect to which this Warrant

Certificate is then being exercised.

B= the volume-weighted average of the closing price of the Common Shares on the TSX during the five trading days immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Common Shares at the time of such exercise.

If the Holder of this Warrant Certificate subscribes for a lesser number of Common Shares than the number of Common Shares referred to in this Warrant Certificate, the said Holder will be entitled to receive a further Warrant Certificate in respect of Common Shares referred to in this Warrant Certificate not subscribed for.

To the extent these Warrants have not previously been exercised as to all of the Common Shares subject hereto, and if the volume-weighted average of the closing price of the Common Shares on the TSX during the five trading days immediately preceding the last day of the Exercise Period is greater than the Exercise Price Per Warrant, these Warrants shall be deemed automatically exercised pursuant to this Section 1 (even if not surrendered) immediately prior the expiry of the Exercise Period. To the extent these Warrants or any portion thereof are deemed automatically exercised pursuant to this paragraph, the Corporation agrees to promptly notify the Holder of the number of Common Shares, if any, that the Holder is to receive by reason of such automatic exercise.

[2.                                  Notwithstanding any provision contained herein to the contrary, the Holder shall not have the right to exercise any portion of this Warrant to the extent that after giving effect to such exercise, the Holder would beneficially own in excess of [19.9%][9.99%] (the “Maximum Percentage”) of the Common Shares (or any other securities which this Warrant becomes exercisable for in the event of any transaction contemplated by Section 7(d) hereof).  For purposes of this paragraph, beneficial ownership shall be calculated in accordance with section 1.8 of Regulation 62-104 respecting Take-Over Bids and Issuer Bids (Québec).  For any reason at any time, upon the written request of the Holder, the Corporation shall within two (2) trading days of receipt of a written request form the Holder confirm in writing to the Holder the number of Common Shares then outstanding.  By written notice to the Corporation, the Holder may increase or decrease the maximum Percentage to any other percentage specified in such notice, provided the maximum Percentage remains not in excess of [19.9%][9.99%], calculated on the number of Common Shares outstanding immediately after giving effect to such exercise; provided that (i) any such increase will not be effective until the sixty-first (6st) day after such notice is delivered to the Corporation, and (ii) any such increase or decrease will apply only to the Holder and its affiliates and joint actors, and not to any other holder of Warrants.  Notwithstanding any of the limitations set forth in this paragraph, this Warrant shall be fully exercisable effective on the close of business on the date prior to the date of consummation of any of the following transactions:  (a) any take-over bid, business combination transaction or other similar transaction pursuant to which more than 50% of the outstanding common shares of the Corporation are acquired, sold or transferred to a third party or parties; (b) any sale, lease, exchange or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity; and (c) any consolidation, amalgamation, arrangement, merger or other form of business combination transaction involving the Corporation; and the Corporation shall be required to cooperate with the holder and take such steps as are required to ensure that the Holder can exercise its Warrants and dispose of the underlying Common Shares in any such transaction.](1)

(1)  Included in the Warrant Certificates issued to affiliates of Baker Bros. Advisors, L.L.C. and Tavistock Life Sciences and in the Warrant Certificate issued to Tang Capital Partners, L.P.  The Maximum Percentage for each of the affiliates of Baker Bros. Advisors, L.L.C. and Tavistock Life Sciences is 19.9% and for Tang Capital Partners, L.P. is 9.99%.

2.                                                                                              (a) Any certificate representing the Holder’s Common Shares issued upon the exercise of these Warrants prior to [ ], 2013 will bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [ ], 2013.”

(b) Any certificate representing Common Shares issued to an Original U.S. Purchaser (as defined in Exhibit “B” hereto) or any other Holder in the United States, or, if the Corporation is not a “foreign issuer” within the meaning of Regulation S under the U.S. Securities Act of 1933, as amended, (the “U.S. Securities Act”), at the time these Warrants are exercised, any certificate representing Common Shares issued to any other Holder, will bear the following additional legend:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF METHYLGENE INC. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SALE OF SUCH SECURITIES ONLY, WHETHER DIRECTLY OR INDIRECTLY: (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT; OR (C) PURSUANT TO (I) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE OR (II) ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, PROVIDED THAT A LEGAL OPINION SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR SECURITIES LAW OF ANY APPLICABLE JURISDICTION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

(c) If at the time these Warrants are exercised the Corporation is not a “foreign issuer”, within the meaning of Regulation S under the U.S. Securities Act, any certificate representing the Common Shares issued upon exercise of these Warrants, other than Common Shares issued to an Original U.S. Purchaser or another Holder in the United States, will bear the following additional legend:

“HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE U.S. SECURITIES ACT.”

3.                               The holding of a Warrant does not constitute the Holder a shareholder of the Corporation, nor entitle the holder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

4.                               The Holder of this Warrant Certificate upon surrender hereof to the Corporation at its principal place of business, may exchange this Warrant Certificate for other Warrant Certificates entitling the bearer to purchase in the aggregate the same number of Common Shares referred to in this Warrant Certificate.

5.                               The Holder hereof, by acceptance of this Warrant Certificate, agrees that this Warrant Certificate and all rights hereunder are not transferable or assignable, in whole or in part, except: (a) to the Corporation, (b) outside the United States in accordance with Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations, or (c) to an “accredited investor” (as defined in Rule 501(a) under the U.S. Securities Act) pursuant to an available exemption from registration under the U.S. Securities Act, subject to such procedures, including provision of a legal opinion of seller’s counsel, as either the Holder or the Corporation reasonably deems necessary to document compliance with the U.S. Securities Act. The Warrants evidenced by this Warrant Certificate may only be transferred on the register to be kept at the address for notice to the Corporation set out in Section 11, or at any other address which from time to time is the principal place of business of the Corporation, by delivery of a duly executed notice transfer form in the form attached hereto as Exhibit A by the Holder or its attorney to be appointed by an instrument in writing in form and execution satisfactory to the Corporation in compliance with such reasonable requirements as the Corporation may prescribe.

6.                               Subject in all cases to the TSX’s approval, the number of Common Shares to which the Holder is entitled upon exercise of the Warrants and the Exercise Price Per Warrant shall be subject to adjustment from time to time as follows:

(a) if and whenever at any time from the date hereof and prior to the expiry of the

Exercise Period, the Corporation shall:

(i)                                     subdivide its outstanding Common Shares into a greater number of shares;

(ii)                                  consolidate its outstanding Common Shares into a smaller number of shares; or

(iii)          fix a record date for the issuance of Common Shares or securities convertible into Common Shares by way of stock dividend or other distribution;

the number of Common Shares to which the Holder is entitled upon exercise of the Warrants shall be adjusted, at no cost to the Holder, immediately after such record date or the effective date of such subdivision, consolidation, stock dividend or other distribution by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by the fraction of which:

(A)                             the numerator shall be the total number of Common Shares outstanding, including the Common Shares issuable from convertible securities that are distributed, immediately after such date, and

(B)                               the denominator shall be the total number of Common Shares outstanding immediately prior to such date,

and the Exercise Price Per Warrant shall be proportionately adjusted such that the aggregate Exercise Price Per Warrant of this Warrant Certificate shall remain unchanged and such adjustments shall be made successively whenever any event referred to in this Subsection shall occur (and all adjustments in this Subsection are cumulative). Any such issuance of Common Shares by way of stock dividend shall be deemed to have been made on the record date for such stock dividend;

(b) if and whenever at any time from the date hereof and ending at the expiry of the Exercise Period, the Corporation shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price (as defined below) on such record date, then the Exercise Price Per Warrant will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price Per Warrant in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this paragraph are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price Per Warrant will then be readjusted to the Exercise Price Per Warrant which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be. For the purposes of this Subsection, “Current Market Price” shall mean the volume weighted average trading price of the

Common Shares on the TSX (or such other exchange on which the Common Shares are traded) for the five trading days immediately preceding the relevant date;

(c) if and whenever at any time from the date hereof and prior to the expiry of the Exercise Period, the Corporation shall issue or distribute to the holders of all or substantially all of the outstanding Common Shares or set a record date for the issuance or distribution to such holders of any securities of the Corporation including rights, options or warrants to acquire Common Shares or securities convertible into or exchangeable for Common Shares or property or assets including evidences of indebtedness, the holder of any Warrant who thereafter shall exercise his right to subscribe for Common Shares hereunder shall be entitled to receive, at no cost to such holder, and shall accept for the same aggregate consideration, in addition to the Common Shares to which he was theretofore entitled upon such exercise, the kind and amount of shares or other securities or property which such holder would have been entitled to receive as a result of such issue or distribution as if, on the effective date thereof, he had been the registered holder of the number of Common Shares to which he was theretofore entitled upon such exercise;

(d) if and whenever at any time from the date hereof and ending on the expiry of the Exercise Period, there is (i) any reclassification of or amendment to the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Corporation (other than as described above); (ii) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Corporation with or into any other corporation resulting in any reclassification of the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Corporation; or (iii) any sale, lease, exchange or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, each holder of any Warrant which is thereafter exercised will be entitled to receive, and shall accept, in lieu of the number of Common Shares to which such holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such holder would have been entitled to receive as a result of such event if, on the effective date thereof, such holder had been the registered holder of the number of Common Shares to which such holder was theretofore entitled upon such exercise;

(e)           if and whenever at any time after the date hereof and prior to the Expiry Time, the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this Section, in the opinion of the board of directors of the Corporation, acting reasonably and in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes thereof, or would otherwise materially affect the rights of the Holder hereunder, then the Corporation shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such a manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting reasonably and in good faith;

(f) appropriate adjustments shall be made as a result of any such subdivision, consolidation, issue or distribution to the rights and interests of the Holder thereafter so that the provisions of this Article shall thereafter apply correspondingly to any shares, other securities or other property thereafter deliverable upon the exercise of any Warrant and any such adjustments shall be made by and set forth in an agreement supplemental hereto approved by the directors and shall for all purposes be conclusively deemed to be an appropriate adjustment;

(g) in any case in which this Section shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Warrant exercising his subscription rights after such record date the additional Common Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Common Shares, other securities or property, as the case may be, upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares, other securities or property, as the case may be, declared in favour of holders of record of Common Shares, other securities or property, as the case may be, on and after the date of exercise or such later date as such holder would but for the provisions of this Subsection, have become the holder of record of such additional Common Shares, other securities or property, as the case may be, pursuant to the due exercise of the Warrants held by such holder;

(h) at least ten (10) business days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment in any of the subscription rights pursuant to this Warrant Certificate, including the Exercise Price Per Warrant and the number of Common Shares which are purchasable upon the exercise thereof, or such longer period of notice as the Corporation shall be required to provide holders of Common Shares in respect of any such event, the Corporation shall notify the holder of this Warrant of the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment. In case any adjustment for which such notice has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable notify the holder of the Warrant of the adjustment and the computation of such adjustment;

(i) all shares of any class or other securities or property which the Holder is at the time in question entitled to receive on the full exercise of his Warrant, whether or not as a result of adjustments made pursuant to this Section shall, for the purposes of the interpretation of this Agreement, be deemed to be Common Shares which the Holder is entitled to subscribe for pursuant to the exercise of such Warrant;

(j) the adjustments provided for in this Section 6 are cumulative and shall, in the case of adjustments to the Exercise Price Per Warrant, be computed to the nearest one-tenth of one cent and shall be made successively whenever an event referred to therein shall occur, subject to the following: (i) no adjustments in the Exercise Price Per Warrant shall be required unless such adjustment would result in a change of at least 1% in the then prevailing Exercise Price Per Warrant and no adjustment shall be made in the number of Common Shares purchasable upon exercise of Warrants unless it would result in a change of at least one one-hundredth of a share; provided, however, that any adjustments which by reason of this Section 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and (ii) if a dispute shall at any time arise with respect to adjustments provided for in this Section 6, such dispute shall be conclusively determined by the Corporation’s auditors, or if they are unable or unwilling to act, by such other firm of independent chartered or public accountants as may be selected by action by the board of directors of the Corporation, and any such determination shall be binding upon the Corporation, the Holder and shareholders of the Corporation. In the event that any such determination is made, the Corporation shall deliver a certificate to the Holder signed by such auditors or accountants describing such determination.

7.                               The Corporation hereby represents and warrants that it is authorized to create and issue the Warrants and covenants and agrees that it will cause the Common Shares from time to time subscribed for and purchased in the manner provided in this Warrant Certificate and the certificate or certificates representing such Common Shares to be issued and that, at all times prior to the expiry of the Exercise Period, there will remain unissued a sufficient number of Common Shares to satisfy the right of purchase provided for in this Warrant Certificate. All Common Shares which are issued upon the exercise of the right of purchase provided in this Warrant Certificate, upon payment therefor of the amount at which such Common Shares may be purchased pursuant to the provisions of this Warrant Certificate, shall be and be deemed to be fully paid and non-assessable shares and free from all taxes, liens, charges and encumbrances with respect to the issue thereof. The Corporation hereby represents and warrants that this Warrant Certificate is a valid and enforceable obligation of the Corporation, enforceable in accordance with the provisions of this Warrant Certificate.

8.                               Forthwith following the issuance of this Warrant Certificate, the Corporation will apply for the listing of the Common Shares issuable pursuant to this Warrant Certificate on each securities exchange on which the Common Shares are then listed.

9.                               The Corporation will not be obligated to issue any fraction of a share on the exercise of Warrants. If the Holder would, on the exercise of Warrants, otherwise have acquired a total number of shares that includes a fraction of a share, the Corporation will pay to the Holder, by cheque, in lieu of and in satisfaction for any right to such fractional share, an amount equal to the equivalent fraction of the market value of such share on the business day immediately preceding the date of such payment.

10.                             Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant Certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Warrant Certificate), the Corporation will issue to the Holder a replacement certificate (containing the same terms and conditions as this Warrant Certificate).

11.                             All notices or other communications to be given under this Warrant Certificate shall be delivered by hand or by telecopier and, if delivered by hand, shall be deemed to have been given on the delivery date and, if sent by telecopier, on the date of transmission if sent before 5:00 p.m. on a business day or, if such day is not a business day, on the first business day following the date of transmission.

Notices to the Corporation shall be addressed to:

7150 Frederick-Banting

Suite 200

Montreal, Québec H4S 2A1

Canada

Attention: Chief Financial Officer

Facsimile: (514) 337-0550

Notices to the Holder shall be addressed to the address of the Holder set out in the register kept at the address for notice to the Corporation set out in this Section 11, or at any other address which from time to time is the principal place of business of the Corporation.

The Corporation and the Holder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant Certificate.

12.                             Time will be of the essence hereof.

13.                             All monies quoted in this Warrant Certificate shall be stated and paid in lawful money of Canada unless otherwise stated.

14.                             This Warrant Certificate shall be construed in accordance with the laws of the Province of Québec and the federal laws of Canada applicable therein.

15.                             The parties hereto acknowledge and confirm that they have requested that this Warrant Certificate as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux présentes reconnaissent et confirment qu’elles ont exigé que la présente convention ainsi que tous les avis et documents qui s’y rattachent soient rédigés en langue anglaise.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer as of the            day of [ ].

METHYLGENE INC.

Name:
Title: